UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

CARDIOVASCULAR SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1698056
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Office and Zip Code)

  Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan
(Full Title of the Plan)

Laurence L. Betterley
Chief Financial Officer
Cardiovascular Systems, Inc.
651 Campus Drive
St. Paul, Minnesota 55112-3495
(651) 259-1600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert K. Ranum, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock awards and issuable upon exercise of awards granted under the Amended and Restated 2007 Equity Incentive Plan	834,134	$30.32	$25,290,943	$3,257.47

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereunder an indeterminate number of shares of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to antidilution provisions of the plan.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on July 8, 2014, as quoted on the Nasdaq Global Market.

STATEMENT OF INCORPORATION BY REFERENCE
The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s Amended and Restated 2007 Equity Incentive Plan, as amended. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statements on Form S-8, Reg. Nos. 333-158755, 333-160609, 333-168682, 333-175703, 333-182668 and 333-189856 are incorporated herein by reference, except for, in each case, Item 8, Exhibits.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1***	Power of Attorney
99.1*	Amended and Restated 2007 Equity Incentive Plan
99.2**	Form of Incentive Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan
99.3**	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan
99.4**	Form of Restricted Stock Agreement under the Amended and Restated 2007 Equity Incentive Plan
99.5**	Form of Restricted Stock Unit Agreement under the Amended and Restated 2007 Equity Incentive Plan
99.6**	Form of Performance Share Award under the Amended and Restated 2007 Equity Incentive Plan
99.7**	Form of Performance Unit Award under the Amended and Restated 2007 Equity Incentive Plan
99.8**	Form of Stock Appreciation Rights Agreement under the Amended and Restated 2007 Equity Incentive Plan

*	Previously filed with the SEC as Exhibit 99.1 to and incorporated herein by reference from the Registration Statement on Form S-8 filed by the Registrant (File No. 333-158755) on April 24, 2009.

**	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

***	Previously filed on signature page of Registration Statement on Form S-8 filed by the Registrant (File No. 333-175703) on July 21, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 10, 2014.

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley

Laurence L. Betterley
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (principal executive officer)	July 10, 2014
David L. Martin

/s/ Laurence L. Betterley	Chief Financial Officer (principal financial and accounting officer)	July 10, 2014
Laurence L. Betterley

/s/ Scott Bartos	Director	July 10, 2014
Scott Bartos

*	Director	July 10, 2014
Brent G. Blackey

*	Director	July 10, 2014
Edward Brown

*	Director	July 10, 2014
Augustine Lawlor

*	Director	July 10, 2014
Glen D. Nelson

*	Director	July 10, 2014
Leslie Trigg
/s/ Scott Ward	Director	July 10, 2014
Scott Ward

* By:	/s/ Laurence L. Betterley
Laurence L. Betterley, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

24.1***	Power of Attorney

99.1*	Amended and Restated 2007 Equity Incentive Plan

99.2**	Form of Incentive Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.3**	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.4**	Form of Restricted Stock Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.5**	Form of Restricted Stock Unit Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.6**	Form of Performance Share Award under the Amended and Restated 2007 Equity Incentive Plan

99.7**	Form of Performance Unit Award under the Amended and Restated 2007 Equity Incentive Plan

99.8**	Form of Stock Appreciation Rights Agreement under the Amended and Restated 2007 Equity Incentive Plan

*	Previously filed with the SEC as Exhibit 99.1 to and incorporated herein by reference from the Registration Statement on Form S-8 filed by the Registrant (File No. 333-158755) on April 24, 2009.

**	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

***	Previously filed on signature page of Registration Statement on Form S-8 filed by the Registrant (File No. 333-175703) on July 21, 2011.